Exhibit 99.1

1400 Union Meeting Road Blue Bell, PA 19422 Phone: 215-619-2700

Shareholder Contacts:

Ian J. Harvie of C&D: 215-619-7835

Andrea Calise of Kekst & Co.: 212-521-4845

FOR IMMEDIATE RELEASE

C&D Technologies Reports Fiscal 2011 Third Quarter Results

Reports Third Quarter 2011 Adjusted EBITDA of $3.5 Million

$47.8 Million North American Backlog, Highest Since December 2008

BLUE BELL, Pa., December 10, 2010 /PRNewswire-FirstCall/ — C&D Technologies, Inc., a leading North American producer and marketer of electrical power storage and conversion systems used in telecommunications, uninterrupted power supply (or “UPS”) systems, utility and other high reliability applications, today announced financial results for the fiscal 2011 third quarter ended October 31, 2010.

For the third quarter, the Company reported revenues of $87.6 million, up sequentially from $83.8 million in the second quarter of this fiscal year and the highest quarterly revenues this fiscal year. Third quarter gross profit was $10.8 million, little changed from $11.0 million for the immediately preceding quarter. Excluding restructuring charges as well as charges associated with the Company’s recapitalization efforts, the Company reported adjusted

EBITDA* of $3.5 million for the quarter. North American backlog is currently at $47.8 million, the highest monthly backlog since December 2008.

Dr. Jeffrey A. Graves, President and CEO, said, “The global strength of the C & D brand was demonstrated this quarter. Despite extremely challenging circumstances, we achieved our best revenue quarter of the fiscal year, a better than one book-to-bill ratio, and enter the fourth quarter with a stronger backlog than we have seen for a considerable time. Revenues in the quarter reflect sequential volume growth, driven by strong performance in Asia, a rebound in Europe, as well as the success of our new products, offset by the ongoing weakness in the North American large Uninterruptible Power Supply market. In addition, we continue to make progress improving operations, although large UPS volumes are weighing on margins and in managing Selling and Administrative costs. We generated over $3.5 million of adjusted EBITDA in the quarter through these efforts. Market uncertainties arising from our capital structure were certainly a factor on our business during this period, especially early in the quarter. But, these have largely been overcome on the strength of our deep customer relationships, our effective and ongoing communications with the market, and the steady progress of our restructuring efforts. With the market focused on value for price, C & D Technologies is benefitting from its industry leading reputation for providing the best-performing, highest-quality, most reliable and dependable energy storage solutions available to our markets.”

For the third quarter, the Company report a net loss of $6.4 million, or ($0.25) per diluted share on a GAAP basis. Excluding $1.8 million restructuring charges related to the previously announced closure of our Leola, PA manufacturing facility and professional fees associated with our recapitalization efforts of $1.3 million, the net loss in the quarter would have been $3.4 million. This compared to an adjusted net loss* of $4.9 million in this year’s second quarter and a GAAP loss of $3.4 million, or ($0.13) per diluted share, in the comparable year ago quarter when there were no non-operational charges similar to those expensed in the second and third quarter of this year.

Dr. Graves concluded, “We are making progress with our capital restructuring efforts, which are required to address our capital structure challenges. As those activities proceed, our many dedicated employees remain focused on improving operations to more efficiently and effectively meet global energy storage needs, and for that, I am proud of all of our loyal employees. For over 100 years C & D Technologies has endured various business and economic cycles, and we are committed to continuing that legacy well into the future.”

For further information, please refer to the Company’s Quarterly Report on Form 10-Q that was filed with the Securities and Exchange Commission this afternoon.

*	Both adjusted net loss and adjusted EBITDA are non-Generally Accepted Accounting Principle (“GAAP”) metrics. Please refer to the table below for a reconciliation of Adjusted net loss and Adjusted EBITDA and GAAP numbers.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided additional measures of its operating results, net income and earnings per share, which principally exclude certain costs and expenses related to both the Company’s operational and financial restructuring plans. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its historical performance as well as prospects for its future performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three and nine-month periods ended October 31, 2010 and 2009 follows:

	Three Months Ended			Nine Months Ended
	October 31, 2010	July 31, 2010	October 31, 2009	October 31,
				2010	2009
GAAP - net loss attributable to C&D	$(6,445)	$(50,680)	$(3,440)	$(62,729)	$(18,814)
Less adjustments
Closure of Leola manufacturing facility	1,828	—	—	1,828	—
Professional fees associated with recapitalization	1,256	—	—	1,256	—
Goodwill impairment	—	59,978	—	59,978	—
Income tax provision for goodwill impairment	—	(14,245)	—	(14,245)	—

Non-GAAP - adjusted net loss attributable to C&D	$(3,361)	$(4,947)	$(3,440)	$(13,912)	$(18,814)

Earnings (loss) per share
Non-GAAP - Adjusted net loss per share	$(0.13)	$(0.19)	$(0.13)	$(0.53)	$(0.72)

Net loss attributable to C&D	$(6,445)	$(50,680)	$(3,440)	$(62,729)	$(18,814)
Interest	4,266	4,199	3,069	11,813	8,909
Taxes	161	(13,794)	(120)	(13,239)	2,052
Depreciation and amortization	2,518	2,562	2,385	7,694	8,694

EBITDA	500	(57,713)	1,894	(56,461)	841
Closure of Leola manufacturing facility	1,828	—	—	1,828	—
Professional fees associated with recapitalization	1,256	—	—	1,256	—
Non-cash stock expense	89	310	331	659	963
Foreign exchange	(171)	165	151	(58)	(154)
Goodwill impairment	—	59,978	—	59,978	—
Temporary labor disruption in Asian facility		1,100	—	1,100	—

Adjusted EBITDA	$3,502	$3,840	$2,376	$8,302	$1,650

About C&D Technologies:

C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), telecommunications, and uninterruptible power supply (UPS), as well as emerging markets such as solar power. C&D Technologies engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. C&D Technologies’ unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, PA. For more information about C&D Technologies, visit http://www.cdtechno.com.

Additional Information:

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. C&D’s exchange offer of shares of its common stock in exchange for outstanding Notes has commenced, but the solicitation and the offer to exchange such notes will only be made pursuant to the tender offer statement, including information incorporated from the Registration Statement on Form S-4 filed by C&D Technologies with the SEC on November 30, 2010, on Schedule TO filed with the SEC on October 18, 2010, as amended by filings with the SEC on November 9, 2010 and November 23, 2010. NOTEHOLDERS SHOULD READ ALL OF THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The proxy statement filed by C&D Technologies with the SEC on November 30, 2010 may be obtained free of charge: at the website of the SEC at www.sec.gov; from the information agent named in the tender offer materials; or on the “Investor Relations” portion of C&D Technologies, Inc.’s website at www.cdtechno.com. STOCKHOLDERS SHOULD READ THE DEFINITIVE PROXY STATEMENT CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON AT THE SPECIAL MEETING OF STOCKHOLDERS ON DECEMBER 13, 2010 BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Noteholders and stockholders will be able to obtain the registration statement on form S-4, the tender offer statement on Schedule TO and related materials with respect to the exchange offer, free of charge: at the website of the SEC at www.sec.gov; from the information agent named in the tender offer materials; or on the “Investor Relations” portion of C&D Technologies, Inc.’s website at http://www.cdtechno.com/.

Epiq Bankruptcy Solutions, LLC (“Epiq”) is serving as exchange agent and information agent for the exchange offer and as tabulation agent for the solicitation of the prepackaged bankruptcy plan.

Holders of Notes with questions regarding the tender and exchange process or voting on the prepackaged plan of reorganization should contact Epiq at (646) 282-2400 or at (866) 734-9393 (toll free).

Stockholders or with questions regarding the tender and exchange process or voting at the special stockholder meeting may also contact MacKenzie Partners, Inc, the Company’s proxy solicitor toll free at (800) 322-2885 or collect at (212) 929-5500 or the Company by contacting Ian Harvie, Senior Vice President and Chief Financial Officer at (215) 619-7835.

Forward-looking Statements:

This press release contains forward-looking statements, which are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. The Company’s actual results could differ materially from those anticipated in forward-looking statements as a result of a variety of factors, including those discussed in “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2010, updated to reflect certain subsequent events as detailed in the Current Report on Form 8-K, filed on October 20, 2010, which should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2010, including the risk factors contained therein. We caution you not to place undue reliance on these forward-looking statements. Further, factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, the following: the Company’s inability to consummate the exchange offer or voluntary prepackaged plan of reorganization.

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three months ended October 31,		Nine months ended October 31,
	2010	2009	2010	2009
NET SALES	$87,623	$91,210	$256,161	$247,309
COST OF SALES	76,828	78,200	224,355	218,951

GROSS PROFIT	10,795	13,010	31,806	28,358
OPERATING EXPENSES:
Selling, general and administrative expenses	8,025	11,457	26,456	30,810
Research and development expenses	1,468	2,108	4,845	5,785
Goodwill impairment	—	—	59,978	—
Restructuring charges	1,828	—	1,828	—

OPERATING LOSS	(526)	(555)	(61,301)	(8,237)

Interest expense, net	4,266	3,069	11,813	8,909
Other expense (income), net	1,318	(23)	2,728	(57)

LOSS BEFORE INCOME TAXES	(6,110)	(3,601)	(75,842)	(17,089)
Income tax provision (benefit)	161	(120)	(13,239)	2,052

NET LOSS	(6,271)	(3,481)	(62,603)	(19,141)
Net income (loss) attributable to noncontrolling interests	174	(41)	126	(327)

NET LOSS ATTRIBUTABLE TO C&D TECHNOLOGIES, INC.	$(6,445)	$(3,440)	$(62,729)	$(18,814)

Loss per share attributable to C&D Technologies, Inc.:
Basic:	$(0.24)	$(0.13)	$(2.38)	$(0.72)

Diluted:	$(0.25)	$(0.13)	$(2.38)	$(0.72)

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

(UNAUDITED)

	October 31, 2010	January 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$3,036	$2,700
Restricted cash	50	57
Accounts receivable, less allowance for doubtful accounts of $919 and $1,114	63,168	55,183
Inventories	73,408	76,041
Prepaid taxes	531	425
Deferred taxes	53	50
Other current assets	9,025	1,092
Assets held for sale	500	500

Total current assets	149,771	136,048

Property, plant and equipment, net	87,674	90,001
Deferred income taxes	226	26
Intangible and other assets, net	12,700	15,435
Goodwill	—	59,964

TOTAL ASSETS	$250,371	$301,474

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$157,122	$8,777
Accounts payable	36,521	46,380
Accrued liabilities	15,429	12,309
Deferred income taxes	—	750
Other current liabilities	9,446	4,565

Total current liabilities	218,518	72,781

Deferred income taxes	—	12,529
Long-term debt	8,368	133,106
Other liabilities	38,909	40,588

Total liabilities	265,795	259,004

Equity:
Common stock, $.01 par value, 75,000,000 shares authorized; 29,459,197 and 29,228,213 shares issued and 26,477,841 and 26,302,775 outstanding at October 31, 2010 and January 31, 2010, respectively	295	292
Additional paid-in capital	97,580	97,033

Treasury stock, at cost, 2,981,356 and 2,925,438 shares at October 31, 2010 and January 31, 2010, respectively	(40,071)	(40,091)
Accumulated other comprehensive loss	(39,782)	(43,656)
Retained earnings	(45,063)	17,666

Total stockholders’ equity attributable to C&D Technologies, Inc.	(27,041)	31,244
Non-controlling interest	11,617	11,226

Total equity	(15,424)	42,470

TOTAL LIABILITIES AND EQUITY	$250,371	$301,474

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(UNAUDITED)

	Nine months ended October 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(62,603)	$(19,141)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Share-based compensation	625	949
Depreciation and amortization	7,694	8,694
Amortization of debt acquisition and discount costs	4,082	3,600
Annual retainer to Board of Directors paid by the issuance of common stock	—	24
Impairment of goodwill	59,978	—
Impairment of fixed assets	1,523	—
Deferred income taxes	(13,479)	1,535
Changes in assets and liabilities:
Accounts receivable	(7,595)	(856)
Inventories	3,013	(9,631)
Other current assets	(4,164)	(780)
Other long-term assets	(7,444)	(112)
Accounts payable	2,517	11,536
Accrued liabilities	(2,370)	2,387
Book overdraft	405	1,205
Income taxes payable	5,462	491
Other current liabilities	90	(2,437)
Other liabilities	(16)	2,057
Other, net	(88)	1,378

Net cash provided by continuing operating activities	(12,370)	899
Net cash used in discontinued operating activities	(8)	(1,656)

Net cash (used in) provided by operating activities	(12,378)	(757)

Cash flows from investing activities:
Acquisition of property, plant and equipment	(5,501)	(10,302)
Proceeds from disposal of property, plant and equipment	—	18
Change in restricted cash, net	7	577

Net cash used in investing activities	(5,494)	(9,707)

Cash flows from financing activities:
Borrowings on line of credit facility	67,531	82,750
Repayments on line of credit facility	(67,011)	(76,546)
Repayment of debt	(120)	(83)
Proceeds from new borrowings	20,023	3,072
Proceeds from the exercise of stock options	14	—
Purchase of treasury stock	(2,275)	—
Other	(71)	(56)

Net cash provided by financing activities	18,091	9,137

Effect of exchange rate changes on cash and cash equivalents	117	126

(Decrease) increase in cash and cash equivalents	336	(1,201)
Cash and cash equivalents, beginning of period	2,700	3,121

Cash and cash equivalents, end of period	$3,036	$1,920

11